FOR IMMEDIATE RELEASE

Labcorp Contacts:

Investors: Chas Cook — 336-436-5076
Investor@Labcorp.com

Media: Christopher Allman-Bradshaw – 336-436-8263
Media@Labcorp.com

LABCORP DECLARES QUARTERLY DIVIDEND

BURLINGTON, N.C., July 14, 2022 — Labcorp (NYSE: LH) (the Company), a leading global life sciences company, announced today that its Board of Directors (the Board) has declared a cash dividend of $0.72 per share of common stock. The dividend will be payable on September 9, 2022, to stockholders of record as of the close of business on August 18, 2022.

About Labcorp
Labcorp is a leading global life sciences company that provides vital information to help doctors, hospitals, pharmaceutical companies, researchers, and patients make clear and confident decisions. Through our unparalleled diagnostics and drug development capabilities, we provide insights and accelerate innovations to improve health and improve lives. With over 75,000 employees, we serve clients in more than 100 countries. Labcorp (NYSE: LH) reported revenue of $16 billion in FY2021. Learn more about Labcorp at www.Labcorp.com, or follow us on LinkedIn and Twitter @Labcorp.